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                                EXHIBIT 99(a)



                   Union Planters Corporation Press Release
           dated October 26, 1995, announcing operating results for
                          the third quarter of 1995
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                     JACK W. PARKER, CFO         OCTOBER 26, 1995
                     (901) 383-6781




            UNION PLANTERS ANNOUNCES RECORD THIRD QUARTER EARNINGS


        Memphis, Tennessee -- Union Planters Corporation today announced record net earnings of $35.4 million for the third quarter of 1995, an increase of 49% from $23.7 million for the third quarter of 1994. Fully diluted earnings per common share were $.77 compared to $.52 for the third quarter of 1994. Return on average assets and average common equity for the third quarter of 1995 were 1.42% and 17.63%, respectively. These ratios compare to .93% and 12.47%, respectively, for the same period last year.

        For the first nine months of 1995, net earnings totaled $102.5 million, or $2.25 per fully diluted common share. This compares to net earnings of $75.4 million, or $1.66 per fully diluted common share, for the same period in 1994.

        Benjamin W. Rawlins, Jr., Chairman and Chief Executive Officer, said, "We are pleased to report another quarter of record earnings. Each of our banks has worked hard to increase loan volume, increase noninterest income, and control operating expenses."

        For the third quarter of 1995, net interest income was

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$103.7 million, a 4% increase over the same period in 1994 and was 3% higher than the second quarter of 1995 which was $101.1 million. The increase is attributable primarily to loan growth, a higher net interest margin, and a higher investment portfolio yield. Partially offsetting the above increases were higher interest rates on interest-bearing liabilities.

        Average loans grew 3% over the second quarter of this year and grew 14% over the third quarter of 1994. The growth was in almost all categories of loans. The net interest margin for the third quarter was 4.70% compared to 4.39% for the same quarter last year and compared to 4.66% for the second quarter of 1995.

        Noninterest income, excluding investment securities gains and losses, for the third quarter was $37.5 million, an increase of $7.5 million over the same period in 1994 and even with the second quarter of 1995. The growth over the third quarter of 1994 is attributable to service charges on deposit accounts, bank card income, and profits and commissions from the SBA trading operations. The third quarter of 1994 included investment securities losses of $8.1 million compared to investment securities gains of $159,000 for the third quarter of 1995.

        Noninterest expenses for the third quarter decreased 1% from both the third quarter of 1994 and the second quarter of 1995. Noninterest expenses reflect the effect of lower FDIC deposit premiums (reduced from $.23 to $.04 per $100 of deposits per

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year) for Bank Insurance Fund (BIF) deposits and a refund from the FDIC which reduced deposit insurance expense $3.9 million in the third quarter.

        The provision for losses on loans for the third quarter was $4.8 million, or .31% of average loans. This compares to a provision for losses on loans of $991,000 for the third quarter of 1994 and $2.0 million for the second quarter of 1995. The increase is attributable primarily to loan growth.

        At September 30, 1995, the allowance for losses on loans of $120.1 million was 1.92% of loans and 474% of nonperforming loans. Nonperforming assets at September 30, 1995, were $30.4 million, or .49% of loans and foreclosed properties. This compares to $31.1 million, or .51% of loans and foreclosed properties at June 30, 1995, and $27.6 million, or .50% of loans and foreclosed properties at September 30, 1994.

        Union Planters Corporation ended the quarter with total assets of $9.9 billion, total loans of $6.2 billion, and total deposits of $8.3 billion. Shareholders' equity at quarter end was $875 million and Union Planters' equity to total assets and leverage ratios were 8.84% and 8.29%, respectively.

        During the third quarter, Union Planters completed two acquisitions. On July 1, 1995, the acquisition of the $110- million First State Bancorporation, Inc., parent company of First Exchange Bank in Tiptonville, was completed using the purchase

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method of accounting. Accordingly the financial position and results of operations have been included from the date of acquisition. Also, on September 1, 1995, the acquisition of the $60-million Planters Bank & Trust Company in Forrest City, Arkansas was completed and accounted for as a pooling of interests. Accordingly, the financial position and results of operations have been reflected as of January 1, 1995. Prior period financial information was not restated.

        Union Planters Corporation, headquartered in Memphis, Tennessee, is a $9.9 billion multi-state bank holding company. Union Planters has 34 banking subsidiaries with 370 locations in Tennessee, Mississippi, Arkansas, Louisiana, Alabama, and Kentucky.

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                   [Two Page Financial Attachment Follows]
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                           Union Planters Corporation
                        Financial Highlights (Unaudited)
                 (Dollars in thousands, except per share data)

                                                                         Three Months Ended      Nine Months Ended
                                                                             September 30,         September 30,
                                                                            1995      1994       1995         1994
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
INCOME STATEMENT AMOUNTS
   Net interest income
     Actual                                                               $103,698  $ 99,311  $  303,965  $   287,839
     Taxable-equivalent basis                                              107,880   103,748     316,647      301,456
   Provision for losses on loans                                             4,844       991       8,530        2,791
   Noninterest income
     Investment securities gains (losses)                                      159    (8,111)        156       (7,837)
     Other                                                                  37,528    30,000     109,604       86,389
   Noninterest expense                                                      85,506    86,707     255,700      255,570
   Earnings before income taxes                                             51,035    33,502     149,495      108,030
   Applicable income taxes                                                  15,672     9,768      46,960       32,657
   Net Earnings                                                             35,363    23,734     102,535       75,373

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PER COMMON SHARE DATA
   Net earnings - primary                                                 $    .81  $    .54  $     2.37  $      1.72
                - fully diluted                                                .77       .52        2.25         1.66
   Cash dividends                                                              .25       .23         .73          .65
   Book value                                                                                      18.97        17.02

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BALANCES AT END OF PERIOD
   Loans, net of unearned income                                                              $6,242,364  $ 5,549,524
   Allowance for losses on loans                                                                 120,087      122,978
   Nonperforming assets
      Nonaccrual loans                                                                            24,172       18,594
      Restructured loans                                                                           1,156        1,519
      Foreclosed properties                                                                        5,024        7,506
   Loans 90 days past due                                                                         13,872        6,584
   Investment securities
       Held to maturity   -  Amortized cost                                                            0    1,405,545
                          -  Fair value                                                                0    1,389,420
       Available for sale - Amortized cost                                                     2,396,130    2,138,677
                          - Fair value                                                         2,423,224    2,115,915
       Unrealized gain (loss) on available for sale securities, net of taxes                      16,642      (13,979)
   Total assets                                                                                9,903,684   10,168,972
   Total deposits                                                                              8,340,689    8,267,924
   Total shareholders' equity                                                                    875,180      784,707
   Total common equity                                                                           783,370      680,159
   Tier 1 capital                                                                                816,480      756,009
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

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                          Union Planters Corporation
                       Financial Highlights (Unaudited)
                (Dollars in thousands, except per share data)


                                                      Three Months Ended           Nine Months Ended
                                                         September 30,               September 30,
                                                     1995          1994            1995          1994
-----------------------------------------------------------------------------------------------------------
AVERAGE BALANCES
   Loans, net of unearned income                 $6,262,712    $ 5,502,170     $6,138,510    $ 5,334,840
   Investment securities                          2,478,511      3,623,537      2,659,151      3,623,922
   Earning assets                                 9,099,784      9,369,222      9,105,830      9,235,697
   Total assets                                   9,887,728     10,119,178      9,860,593     10,014,561
   Total deposits                                 8,354,886      8,257,545      8,314,655      8,333,996
   Interest-bearing liabilities                   7,667,805      8,016,822      7,700,051      7,923,330
   Demand deposits                                1,243,639      1,206,972      1,236,434      1,210,943
   Shareholders' equity                             843,359        789,329        805,535        775,964
   Common equity                                    751,549        684,781        716,716        671,416

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OTHER SUPPLEMENTAL INFORMATION
   Return on average assets                            1.42%           .93%          1.39%          1.01%
   Return on average common equity                    17.63          12.47          18.12          13.69
   Allowance for losses on loans to
      loans (end of period)                                                          1.92           2.22
   Nonperforming loans to loans                                                       .41            .36
   Nonperforming assets to loans and
       foreclosed properties                                                          .49            .50
   Net charge-offs of loans                      $    4,815    $       711     $   11,894    $     3,418
   Net charge-offs as a percentage of
      average loans                                     .31%           .05%           .26%           .09%
   Common shares outstanding (end of
      period, in thousands)                                                        41,299         39,960
   Weighted average shares outstanding
      (in thousands)
         Primary                                     41,430         40,071         41,054         40,026
         Fully diluted                               46,160         44,549         45,625         44,507
   Yield on earning assets (taxable-equivalent
      basis)                                           8.55%          7.43%          8.39%          7.25%
   Rate on interest-bearing liabilities                4.57           3.55           4.42           3.37
   Interest rate spread (taxable-equivalent
       basis)                                          3.98           3.88           3.97           3.88
   Net interest income as a percentage of
      average earning assets (taxable-equivalent
      basis)                                           4.70           4.39           4.65           4.36
   Shareholders' equity to assets                                                    8.84           7.72
   Leverage ratio                                                                    8.29           7.50
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